SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 1, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio         44124

(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code:              (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)     Exhibits.

99.1 Press Release, dated May 1, 2003.

Item 9.     Regulation FD Disclosure.

On May 1, 2003, Chart Industries, Inc. issued a press release announcing it has reached an agreement in principle with its senior lenders on a restructuring plan, an extension of its senior debt, waiver of related defaults and related matters. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Chart Industries is furnishing the information referenced in the immediately preceding paragraph under both “Item 9. Regulation FD Disclosure” and under “Item 12. Results of Operations and Financial Condition” of this Current Report in accordance with SEC Release No. 33-8216.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: May 2, 2003

By:	/s/ Michael F. Biehl
Michael F. Biehl Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release, dated May 1, 2003.

E-1